SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))

[X]  Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to  240.14a-12



                               RONSON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous fling by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                               RONSON CORPORATION
                               Corporate Park III
                                  Campus Drive
                              Post Office Box 6707
                           Somerset, New Jersey 08875

                             ______________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 3, 2003
                             ______________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Ronson Corporation (the "Company") will be held at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey, on December 3, 2003, at 10 o'clock a.m. (Eastern Standard Time) for the following purposes:

          1.   To elect two (2) directors;

          2. To ratify the appointment of Demetrius & Company, L.L.C., as independent auditors for the Company for the year 2003; and

to consider and act upon such other business which may properly come before the Meeting.

     The Board of Directors has fixed the close of business on October 22, 2003, as the time as of which the stockholders of record entitled to notice of and to vote at the Meeting will be determined.

     You are cordially invited to attend the Meeting in person or to send a proxy so that your shares may be represented. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person.

     A proxy is enclosed with this notice, together with a postage-paid return envelope. Please sign and date the proxy and mail it in the return envelope.



                                                /s/ Justin P. Walder
                                                --------------------------------
                                                Justin P. Walder
                                                Secretary

Dated: November 3, 2003

                               RONSON CORPORATION
                               Corporate Park III
                                  Campus Drive
                              Post Office Box 6707
                           Somerset, New Jersey 08875

                               __________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 3, 2003

                               __________________

          The enclosed proxy is solicited by the Board of Directors (the "Board") of Ronson Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on December 3, 2003, at 10 o'clock a.m. (Eastern Standard Time), at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey, and at any adjournment thereof. The Meeting has been called for the following purposes:

          1.   To elect two (2) directors;

          2. To ratify the appointment of Demetrius & Company, L.L.C., as independent auditors for the Company for the year 2003; and

     to consider and act upon such other business which may properly come before the Meeting.

          Stockholders are requested to date and execute the enclosed form of proxy and return it in the postage-paid return envelope provided. If the enclosed proxy is signed and returned prior to the Meeting, it will be voted, unless subsequently revoked, in accordance with the specification made thereon or, if no specification is made, in accordance with the recommendations of Management. The enclosed proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company in writing of the revocation or by filing with the Secretary another duly executed proxy bearing a later date. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person. Under New Jersey law, your attendance at the Meeting by itself does not revoke your proxy, a written notice of revocation filed with the Secretary of the Meeting prior to the voting of the proxy is also necessary.

          This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about November 3, 2003. The expenses of preparing, assembling, printing and mailing these proxy materials will be paid by the Company.

          The Company will also reimburse brokers, fiduciaries and nominees for the cost of forwarding proxies and proxy statements to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may also solicit proxies in person or by telephone. Directors and officers of the Company who may also solicit proxies will receive no additional compensation for rendering such services. To assist in the solicitation of proxies from all stockholders, including brokers, bank nominees, institutional holders and others, the Company has engaged Morrow & Co., Inc. of New York City for a fee estimated to be approximately $4,500 plus out of pocket expenses.

      Quorum and Voting

          The Company has outstanding only one class of voting securities, Common Stock. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on October 22, 2003, are entitled to vote at the Meeting. There were 3,862,071 shares of the Company's Common Stock outstanding at the close of business on October 22, 2003.

          The affirmative vote of holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required to elect two
     (2) Company directors, and to ratify the appointment of Demetrius & Company, L.L.C., as the Company's independent auditors for the year 2003, provided that a quorum, consisting of at least a majority of the Company's outstanding Common Stock, is present.

          For purposes of determining the presence of a quorum, abstentions and broker "non-votes" are counted as represented. A broker "non-vote" occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. In order to be approved, each proposal being considered requires the affirmative vote of a majority of the votes cast. For that purpose, abstentions and broker non-votes will not affect the voting results.

      Principal Holders of the Company's Voting Securities

          Set forth below are the persons who, to the best of management's knowledge, own beneficially more than five percent of any class of the Company's voting securities, together with the number of shares so owned and the percentage which such number constitutes of the total number of shares of such class presently outstanding:

                       Name and Address          Amount and Nature
    Title of            of Beneficial              of Beneficial    Percent of
     Class                  Owner                    Ownership         Class
     -----              ---------------          -----------------  -----------

     Common       Louis V. Aronson II. . . . . . 1,064,360 (1)(2)   27.5% (1)(2)
                  Campus Drive
                  P.O. Box 6707
                  Somerset, New Jersey 08875

     Common       Carl W. Dinger III . . . . . .   456,067 (3)      11.8% (3)
                  55 Loantaka Lane North
                  Morristown, New Jersey 07960

     Common       Steel Partners II, L.P.. . . .   378,417 (4)       9.8% (4)
                  750 Lexington Avenue
                  27th Floor
                  New York, New York 10022

     Common       Howard M. Lorber. . . . . . . .  296,947 (5)       7.7% (5)
                  70 East Sunrise Highway
                  Valley Stream, New York 11581
    ____________________________

     (1) Includes 8,269 shares of Common Stock issuable to Mr. L.V. Aronson upon exercise of stock options held by Mr. L.V. Aronson under the Ronson Corporation 1996 Incentive Stock Option Plan.

     (2) The Ronson Corporation Retirement Plan ("Retirement Plan") is the beneficial owner of 188,858 shares. The shares held by the Retirement Plan are voted by the Retirement Plan's trustees, Messrs. L.V. Aronson and Ganz. If the shares held by the Retirement Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 1,253,218 shares, or 32.4% of the class. If the shares held by the Retirement Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 230,253 shares, or 5.9% of the class. The Retirement Plan's holdings were reported in 1988 on Schedule 13G, as amended September 22, 1997, adjusted for the April 15, 2003, 5% stock dividend.

     (3) 456,067 shares of Common Stock owned directly, adjusted for the April 15, 2003, 5% stock dividend. This information was provided to the Company by Mr. Dinger. Mr. Dinger has provided the Company's Board of Directors an irrevocable proxy to vote these shares. (Refer to "Transactions with Management and Others" below.)

     (4) 378,417 shares of Common Stock and 1,213 shares of Common Stock issuable upon conversion of 1,100 shares of 12% Cumulative Convertible Preferred Stock owned by Steel Partners II, L.P. Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., and Mr. Warren
          G. Lichtenstein, the sole executive officer and managing member of Steel Partners, L.L.C., are also beneficial owners of the shares. This information was obtained from a Schedule 13D/A filed with the SEC on June 25, 2002, by Steel Partners II, L.P., and Mr. Lichtenstein, adjusted for the April 15, 2003, 5% stock dividend.

     (5) 296,947 shares of Common Stock owned directly by Mr. Lorber. This information was obtained from a Schedule 13D filed with the SEC on January 27, 2000, by Mr. Lorber, adjusted for the April 15, 2003, 5% stock dividend.

    Security Ownership of Management

          The following table shows the number of shares of Common Stock beneficially owned by each director, each named executive officer, and by all directors and officers as a group as of October 22, 2003, and the percentage of the total shares of Common Stock outstanding on October 22, 2003, owned by each individual and by the group shown in the table. Individuals have sole voting and investment power over the stock shown unless otherwise indicated in the footnotes:

        Name of Individual or     Amount and Nature of        Percent of
          Identity of Group       Beneficial Ownership(2)       Class
       -------------------------  -----------------------  --------------
        Louis V. Aronson II. . .      1,064,360 (3)             27.5% (3)
        Robert A. Aronson. . . .         12,691                       (1)
        Erwin M. Ganz. . . . . .         41,395 (3)              1.1% (3)
        I. Leo Motiuk. . . . . .          8,006                       (1)
        Gerard J. Quinnan. . . .          9,109                       (1)
        Justin P. Walder . . . .         63,003                  1.6%
        Saul H. Weisman. . . . .         22,165                       (1)
        Daryl K. Holcomb . . . .         52,140                  1.3%
        All directors and
           officers as a group
           (nine (9) individuals
           including those named
           above). . . . . . . .      1,274,462                 32.4%
    _________________

     (1)  Shares  owned   beneficially  are  less  than  1%  of  total  shares
          outstanding.

     (2) Shares listed as owned beneficially include 71,610 shares subject to option under the Ronson Corporation 1996 and 2001 Incentive Stock Option Plans as of October 22, 2003, as follows:

                                    Number of Common Shares
                                        Under Option
                                  -------------------------
         Louis V. Aronson II               8,269
         Robert A. Aronson                 5,250
         Erwin M. Ganz                     7,875
         I.Leo Motiuk                      5,250
         Gerard J. Quinnan                 5,250
         Justin P. Walder                 10,080
         Saul H. Weisman                   5,250
         Daryl K. Holcomb                 24,386

         All directors and officers
         as a group (nine (9)
         individuals including
         those named above)               71,610

     (3) Does not include 188,858 shares of issued Common Stock owned by the Retirement Plan. The shares held by the Retirement Plan are voted by the Retirement Plan's trustees, Messrs. L.V. Aronson and Ganz. If the shares held by the Retirement Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 1,253,218 shares, or 32.4% of the class. If the shares held by the Retirement Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 230,253 shares, or 5.9% of the class.

     1. ELECTION OF DIRECTORS

          Pursuant to the Company's Certificate of Incorporation and Bylaws, two
     (2) directors are to be elected at this year's Meeting to fill Class I director positions that will expire with the 2006 Annual Meeting of Stockholders. The Nominating Committee of the Board has nominated Messrs. Saul H. Weisman and Gerard J. Quinnan for election as Class I directors.

          Proxies will be voted for the election of such nominees unless contrary instructions are set forth on the proxy.

          The Board of Directors recommends that stockholders vote FOR the two nominated directors to fill the Class I positions, and signed proxies returned unmarked will be voted FOR the nominated directors.

          The following table contains information  regarding the present Board,
     including  information  regarding  the  nominees  for  election,   who  are
     currently directors of the Company:

                                                      Positions and Offices
                                                         with Company
                                                      Presently Held (other
                                                      than that of Director);
                              Period                  Business Experience
                              Served     Term as      During Past Five Years
                                As       Director    (with Company unless
 Name of Director      Age   Director    Expires       otherwise noted)
-------------------   -----  ---------   --------   ----------------------------
Louis V. Aronson II    80     1952-       2005        President & Chief
                             Present                  Executive Officer;Chairman
                                                      of Executive Committee;
                                                      Member of Nominating
                                                      Committee.

Robert A. Aronson      54     1993-       2004        Managing Member of
                             Present                  Independence Leather,
                                                      L.L.C., Mountainside, NJ,
                                                      the principal business of
                                                      which is the import of
                                                      leather products, 1996
                                                      to present;  son of
                                                      the President & Chief
                                                      Executive Officer of
                                                      the Company.

Erwin M. Ganz          74     1976-       2004        Member of Executive
                              Present                 Committee and Nominating
                                                      Committee; Consultant
                                                      for the Company, 1994 to
                                                      present; Executive Vice-
                                                      President-Industrial
                                                      Operations, 1975 to 1993;
                                                      Chief Financial Officer,
                                                      1987 to 1993.


I. Leo Motiuk          58     1999 -      2005        Member of Audit Committee;
                              Present                 Attorney; Former partner
                                                      in Shanley Fisher, P.C.,
                                                      Attorneys at Law, Morris-
                                                      town, NJ.

Gerard J. Quinnan      75     1996-       2003        Member of Audit Committee;
                              Present                 Consultant forthe Company,
                                                      1990 to present;
                                                      Vice President-General
                                                      Manager of Ronson Consumer
                                                      Products Corporation,
                                                      1981 to 1990.

Justin P. Walder       67     1972-       2004        Secretary; Assistant Cor-
                              Present                 poration Counsel; Member
                                                      of Executive Committee and
                                                      Nominating Committee;
                                                      Principal in Walder,
                                                      Hayden & Brogan, P.A.,
                                                      Attorneys at Law,Roseland,
                                                      NJ.

Saul H. Weisman        77     1978-       2003        Member of Executive
                             Present                  Committee and Audit
                                                      Committee; Retired
                                                      President, Jaret ,
                                                      Industries Inc., Cedar
                                                      Knolls, NJ, the principal
                                                      business of which is the
                                                      sale of hydraulic and
                                                      pneumatic equipment to
                                                      industry, 1955 to 1997.


          No director also serves as a director of another company registered under the Securities Exchange Act of 1934.

          The following table sets forth certain information concerning the executive officers of the Company:

                                                   Positions and Offices
                              Period Served          with Company;
       Name            Age      as Officer         Family Relationships
-------------------   -----   ---------------   --------------------------------

Louis V. Aronson II..  80     1953 - Present    President & Chief Executive
                                                  Officer; Chairman of the
                                                  Executive Committee;
                                                  Director.

Daryl K. Holcomb.....  52     1996 - Present    Vice President & Chief
                                                  Financial Officer,
                                                  Controller & Treasurer;

                              1993 - 1996       Chief Financial Officer,
                                                  Controller & Treasurer;

                              1988 - 1993       Controller & Treasurer;

                                                  No family relationship.

Justin P. Walder..... 67      1989 - Present      Secretary;

                              1972 - Present    Assistant Corporation Counsel;
                                                      Director;

                                                  No family relationship.

          Messrs. L.V. Aronson and Holcomb have been employed by the Company in executive and/or professional capacities for at least the five year period immediately preceding the date hereof. Mr. Walder has been Secretary, Assistant Corporation Counsel and Director of the Company and a principal in Walder, Hayden & Brogan, P.A., Attorneys at Law, for at least the five year period preceding the date hereof.

                 Certain Relationships and Related Transactions

          Refer to Compensation Committee Interlocks and Insider Participation below for information in response to this item.

          During the year ended December 31, 2002, no director or officer of the Company was indebted to the Company or its subsidiaries.

                               BOARD OF DIRECTORS

          The Board of the Company held eight (8) regular meetings during 2002. During the year 2002, each of the directors in office, including those standing for reelection, attended more than 75% of the total number of meetings of the Board and Committees on which he served.

          The  Board  currently  has  three  standing   Committees:   Executive,
     Nominating and Audit.

          The Executive Committee consists of three individuals: Messrs. L.V. Aronson (Chairman), Ganz, and Walder. The Executive Committee is empowered to exercise all the powers of the Board when the Board is not in session or when a quorum of the Board does not attend a meeting properly called, except that it shall not act in conflict with any action or position previously taken by the Board nor take certain other actions reserved to the Board. The Executive Committee met six times during 2002.

          The Nominating Committee consists of three individuals: Messrs. L.V. Aronson, Ganz and Walder. The Nominating Committee makes recommendations to the Board concerning the composition of the Board, including its size and the qualification of its membership. It also recommends nominees to fill vacancies or new positions on the Board and a slate of directors to serve as the Board's nominees for election by the stockholders at the Annual Meeting. The Nominating Committee met one (1) time during 2002. Nominations for the election of directors may be made by stockholders entitled to vote in the election of directors, provided the stockholders give timely Notice thereof in writing to the Secretary of the Company. To be timely, such Notice must be delivered to, or mailed by United States Postal Service certified first class, postage prepaid, and received at the principal executive offices of the Company (1) with respect to an election at the 2004 Annual Meeting of Stockholders (a) not later than September 3, 2004, ninety (90) days prior to the first anniversary of the 2003 Annual Meeting, or (b) in the event the date of the Annual Meeting is more than sixty (60) days before such anniversary date, not later than ten (10) days after the earlier of the date on which public announcement of the date of such Meeting is first made by the Company or the date the Company first mails Notice of such Meeting to stockholders, and (2) with respect to an election to be held at a Special Meeting of Stockholders, not later than ten (10) days after the earlier of the date on which public announcement of such Meeting is first made by the Company or the date the Company first mails to stockholders Notice of the Special Meeting.

     Audit Committee

          The Securities and Exchange Commission requires each publicly-registered company to include in its annual proxy statement certain information about its audit committee and a report from that committee. This information and report are set forth below.

     Information about the Company's Audit Committee and its Charter

          The Audit Committee consists of three independent directors: Messrs. Motiuk, Quinnan, and Weisman. The Audit Committee met two times during 2002.

          The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee is independent, as that term is defined in the listing standards of the National Association of Securities Dealers relating to audit committees.

     Report of the Audit Committee

     March 18, 2003

     To the Board of Directors of Ronson Corporation:

          We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2002.

          We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

          We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, "Independence Discussions with Audit Committee", as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

          Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                  I. Leo Motink
                                Gerard J. Quinnan
                                 Saul H. Weisman

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table presents compensation information for the years ended December 31, 2002, 2001, and 2000, for the Chief Executive Officer and the other executive officer of the Company whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                           Long-Term
                                                           Compensa-     All
                                  Annual Compensation       tion        Other
    Name and                   ------------------------   -----------   Compen-
    Principal                   Salary        Bonus        Options/     sation
    Position            Year      ($)       ($) (1)        SARS(#)(2)  ($)(3)
---------------------   -----  ---------   ------------   -----------  ---------
Louis V. Aronson II     2002   $618,822     $    --       21,000       $16,911
  President & Chief     2001    606,119      59,755       24,806        14,305
  Executive Officer     2000    566,466      47,990         --          13,150

Daryl K. Holcomb        2002    157,500          --        10,500        3,575
  Vice President &      2001    155,500      21,234       11,025         3,400
  Chief Financial       2000    148,500      17,293        --            3,266
  Officer, Controller
  and Treasurer

   ________________

     (1) The compensation included in the bonus column is an incentive payment resulting from the attainment by the Company's operating subsidiaries of certain levels of net sales and profits before taxes. The incentive compensation, however, earned in 2002 by Messrs. L.V. Aronson and Holcomb of $37,421 and $12,995, respectively, was waived by them.

     (2) The options included in Long-Term Compensation have been retroactively adjusted to reflect the 5% common stock dividends declared March 14, 2002, and March 18, 2003.

     (3) In 2002 All Other Compensation included matching credits by the Company under its Employees' Savings Plan (Mr. L.V. Aronson, $4,000; Mr. Holcomb, $3,575) and the cost of term life insurance included in split-dollar life insurance policies (Mr. L.V. Aronson, $12,911).

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                         Potential Realizable
                                                           Value of Assumed
                                                         Annual Rates of Stock
                  Number of   Percent of                   Price Appreciation
                 Securities   Total Options                for Option Term (1)
                 Underlying   Granted to     Exercise   ------------------------
                  Options     Employees in    Price       Exp.
   Name          Granted (1)  Fiscal Year    ($/sh)(1)    Date     5%     10%
---------------  -----------  -------------  ---------  -------- ------ --------

L.V. Aronson II      21,000         23%        $ 1.19    9/12/07 $4,009 $11,611
D.K. Holcomb         10,500         11%          1.08    9/12/07  3,142   6,942

___________________

     1) The number of securities, exercise price, and potential realizable value have been adjusted for the April 2003 5% stock dividend.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

          The following table summarizes, for each of the named executive officers, options exercised during the year and the number of stock options unexercised at December 31, 2002. "In-the-money" options are those where the fair market value of the underlying securities exceeds the exercise price of the options.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES


                                                                Value of
                                         Number of            In-the-Money
               Number of             Unexercised Options       Options at
                Shares                at FY-End (5)(6)        FY-End (4)(6)
               Acquired    Value   --------------------      ---------------
                   on     Realized   Exercis-   Unexer-       Exer-  Unexer-
      Name      Exercise    (1)      able (2)  cisable(3)    cisable cisable
      ----      --------    ---      --------  ----------    ---------------

L.V. Aronson II  24,806   $  --      8,269     21,000        $    --  $    --
D.K. Holcomb      2,100      --     13,886     10,500             --       --

    _______________

     (1) The value realized equals the market value of the common stock acquired on the date of exercise minus the exercise price.

     (2) The exercisable options held by the named executive officers at December 31, 2002, are exercisable at any time and expire on December 7, 2004, and July 6, 2006.

     (3) The unexercisable options held by the named executive officers at December 31, 2002, are exercisable at any time after March 12, 2003, and expire on September 12, 2007.

     (4) The value of the unexercised options was determined by comparing the average of the bid and ask prices of the Company's common stock at December 31, 2002, to the option prices.

     (5) The exercise prices of the options held at December 31, 2002, were as follows:

                                      Number     Exercise Price
                                      ------     --------------


             L.V. Aronson II          8,269         $ 2.4199
                                     21,000           1.1913

             D.K. Holcomb             4,961           2.1997
                                      8,925           1.0920
                                     10,500           1.0830

     (6) The number of unexercised options held at December 31, 2002, has been adjusted for the 5% common stock dividends declared March 14, 2002, and March 18, 2003.


                            LONG-TERM INCENTIVE PLANS

          None.

                                  PENSION PLAN

          No named executive is a participant in a defined benefit pension plan of the Company.


                            COMPENSATION OF DIRECTORS

          Directors who are not officers of the Company receive an annual fee of $8,500 and, in addition, are compensated at the rate of $650 for each meeting of the Company's Board of Directors actually attended and $400 for each meeting of a Committee of the Company's Board of Directors actually attended. Officers receive no compensation for their services on the Board or on any Committee.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

          Mr. L.V. Aronson II is a party to an employment contract with the Company dated September 21, 1978, which, as amended on July 24, 1980, July 1, 1982, October 11, 1985, July 7, 1988, May 10, 1989, August 22, 1991, May
     22,  1995,  June 11,  1997,  December 17,  1998,  and  September  19, 2001,
     provides for a term expiring December 31, 2004. The employment contract provides for the payment of a base salary which is to be increased 7% as of January 1 of each year. It also provides that the Company shall reimburse
     Mr. L.V. Aronson for expenses, provide him with an automobile, and pay a death benefit equal to two years' salary. Under the employment contract, Mr. L.V. Aronson's full compensation will continue in the event of Mr. L.V. Aronson's disability for the duration of the agreement or one full year, whichever is later. The employment contract also provides that if, following a Change in Control (as defined in the employment contract), Mr. L.V. Aronson's employment with the Company terminated under prescribed circumstances as set forth in the employment contract, the Company will pay Mr. L.V. Aronson a lump sum equal to the base salary (including the required increases in base salary) for the remaining term of the employment contract. Mr. L.V. Aronson waived a 7% salary increase due January 1, 2003, under the terms of the contract. In addition, in February 2002 Mr. L.V. Aronson offered and accepted a 5% reduction in his base salary provided for by the terms of his employment contract. Previously, Mr. L.V. Aronson had offered and accepted other reductions in his base salary provided by the terms of his employment contract. During 1990 Mr. L.V. Aronson offered and accepted a 5% reduction in his base salary provided for by the terms of his employment contract, and, in addition, waived a 7% salary increase due January 1, 1991, under the terms of the contract. During 1992 Mr. L.V. Aronson offered and accepted a 7% reduction in his base salary. Effective September 1, 1993, Mr. L.V. Aronson offered and accepted a further 5% reduction in his base salary.


                              REPRICING OF OPTIONS

         No options were repriced during the year ended December 31, 2002.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Board of the Company, as a whole, provides overall guidance of the Company's executive compensation program. All members of the Board have participated in the review and approval of each of the components of the Company's executive compensation program described below, except that no director who is also a Company employee participates in the review and approval of his compensation. Directors of the Company who are also current employees of the Company are Messrs. L.V. Aronson and Walder. Directors of the Company who are also former employees of the Company are Messrs. R.A. Aronson, whose employment with the Company ceased in 1987, Ganz, who retired from the Company in 1993, and Quinnan, who retired from Ronson Consumer Products in 1990. Mr. Ganz has a consulting agreement with the Company for the period ending December 31, 2004, which is cancelable at any time by either party with 180 days notice and provides compensation at the annual rate of $87,500, plus participation in the Company's health and life insurance plans and the use of an automobile. In the year ended December 31, 2002, Mr. Ganz was compensated $87,500 for his services. Mr. Quinnan has a consulting agreement with the Company for the period ending December 31, 2003, which is cancelable at any time by either party with 60 days notice. The agreement provides that Mr. Quinnan perform consulting services for the Company and Ronson Consumer Products at a specified daily rate. In 2002 Mr. Quinnan was compensated $40,800 for his services and was provided the use of an automobile.

          Management believes that the terms received by the Company in these transactions are as favorable to the Company as the Company could receive from an unaffiliated third party.


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS
                        (other than those reported above)

          In October 1998 the Company entered into a consulting agreement with Mr. Carl W. Dinger III, a greater than 5% shareholder of the Company. The agreement provided that Mr. Dinger perform certain consulting services for the Company for a period of 18 months expiring on April 7, 2000. On March 6, 2000, the Company and Mr. Dinger entered into a new consulting agreement effective upon the expiration date of the original agreement. The new agreement provides that Mr. Dinger continue to perform consulting services for the Company for a period of 48 months at a fee of $7,000 per month. During the year ended December 31, 2002, Mr. Dinger was compensated $84,000 under the agreement.

          In October 1998 Mr. Dinger granted an option to the Company to purchase the 205,248 shares of the Company's common stock held by Mr. Dinger. The option was for a period of 18 months expiring on April 7, 2000, and the exercise price of the option was $5.25 per share. On March 6, 2000, Mr. Dinger granted a new option to the Company, to purchase the 456,067 shares of the Company's common stock now held by Mr. Dinger. The option is for a period of 48 months. The exercise price of the option was $5.25 per share for the first two years, and the option price in the second two-year period is $7.50 per share. The cost of the option is $4,000 per month for the period of the option or until exercised. As part of the new option agreement, Mr. Dinger has granted the Board of Directors of the Company an irrevocable proxy to vote the optioned shares during the term of the option. In March 2000 Mr. Dinger purchased 250,819 shares of newly issued restricted common stock of the Company at a price of $2.26 per share. The Company expended $48,000 for the option during the year ended December 31, 2002.

                        REPORT ON EXECUTIVE COMPENSATION

          As stated above, the Board, as a whole, provides overall guidance of the Company's executive compensation program. The program covers the named executive officers, all other executive officers and other key employees. The program has three principal components: base salary, annual cash incentives under the Company's Management Incentive Plan ("MIP"), and stock options under the Company's Incentive Stock Option Plans ("ISO Plans"). Mr. L.V. Aronson's base salary is determined by the terms of his employment contract discussed above, except for the reductions which have been offered and accepted from time to time by Mr. L.V. Aronson. The amendments, also detailed above, to Mr. L.V. Aronson's employment contract and the reductions offered and accepted from time to time by Mr. L.V. Aronson have been reviewed and approved by the Board. The Board also reviews and approves the salaries of all of the other executive officers. Prior to the beginning of the fiscal year, the Board reviews and approves which employees participate in the Company's MIP and the criteria which will determine the cash awards under the plan to the participants after the close of the fiscal year. The Board also reviews and approves all awards under the Company's ISO Plans.

          The base salaries are intended to meet the requirements of the employment contract in effect for Mr. L.V. Aronson and to fairly compensate all the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company and its subsidiaries. In 2002 and prior years, increases have been granted to Mr. L.V. Aronson in accordance with terms of the employment contract, except for the above mentioned salary reductions offered and accepted from time to time by him. In 2001 and prior years, the Board, after review, has approved increases to the other executive officers.

          The Company's MIP is based on the financial performance of the Company's subsidiaries and is adopted annually, after review, for the ensuing year by the Board. Each year the Board sets the formula for determining incentive compensation under the MIP for the Company and each subsidiary based upon (1) the amount net sales exceed thresholds established by the Board and (2) pretax profits as a percent of net sales. The Board determines who of the Company's and its subsidiaries' key employees are eligible to participate in the MIP and what each employee's level of participation may be. The thresholds set by the Board must be met by the end of the fiscal year in order for each eligible employee to receive an award under the MIP for that year.

          The stock options granted under the Company's ISO Plans are designed to create a proprietary interest in the Company among its executive officers and other key employees and reward these executive officers and other key employees directly for appreciation in the long-term price of the Company's Common Stock. The ISO Plans directly link the compensation of executive officers and other key employees to gains by the stockholders and encourages the executive officers, directors, and other key employees to adopt a strong stockholder orientation in their work. In 2002, 91,350 options (adjusted for the 5% common stock dividends declared on March 14, 2002, and March 18, 2003) were granted to key employees and directors of the Company.

            The above report is presented by the Board of Directors:

                  Louis V. Aronson II      Gerard J. Quinnan
                  Robert A. Aronson        Justin P. Walder
                  Erwin M. Ganz            Saul H. Weisman
                  I.Leo Motiuk


                                PERFORMANCE GRAPH

          The following line graph compares the yearly percentage change in the cumulative total stockholder returns on the Company's Common Stock during the five fiscal years ended December 31, 2002, with the cumulative total returns of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX
                             AND RUSSELL 2000 INDEX

                  [LETTERHEAD RONSON CORPORATION GRAPH OMITTED]


 RONSON CORPORATION
 DATA FOR PERFORMANCE GRAPH
 PROXY 2003

                         1997      1998      1999      2000      2001      2002
                         ----      ----      ----      ----      ----      ----

 Ronson Corporation    $ 100.00  $ 121.95  $  85.97  $  48.78  $  70.24  $ 42.72

 NASDAQ                $ 100.00  $ 140.99  $ 261.48  $ 157.42  $ 124.89  $ 86.34

 Russell 2000          $ 100.00  $  97.45  $ 118.17  $ 114.60  $ 117.45  $ 93.39


          This graph assumes that $100 was invested in the Company's Common Stock on December 31, 1997, in the NASDAQ Stock Market (U.S. Companies) Index and in the Russell 2000 Index, and that dividends are reinvested.

          The Company has determined that it is not possible to identify a published industry or line-of-business index or a peer group of companies since the Company has two distinct lines of business. The Company has selected the Russell 2000 Index since it is composed of companies with small capitalizations.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under SEC rules, the Company is required to review copies of beneficial ownership reports filed with the Company which are required under Section 16(a) of the Exchange Act by officers, directors and greater than 10% beneficial owners. Based solely on the Company's review of forms filed with the Company, the Company believes that no information is required to be reported under this item.

                               CERTAIN LITIGATION

          On March 25, 2003, a derivative complaint was filed by Steel Partners II, L.P. in the Superior Court of New Jersey Chancery Division, Essex County, against the directors of the Company and the Company, as a nominal defendant, alleging, among other matters, breach of fiduciary duty and an absence of disinterestedness by the defendants, and use of corporate control to advance their own interests. The lawsuit seeks monetary damages on behalf of Ronson as well as equitable relief to invalidate the Company's shareholder rights agreement and certain consulting agreements, to enjoin performance of agreements with certain directors and to require the Company's President and C.E.O. to divest those shares acquired, and not to acquire additional shares while the shareholder rights agreement has been or remains in place. A special committee of two outside directors was created by the Board of Directors of the Company to investigate and evaluate the allegations made in the lawsuit. The committee concluded that none of the directors breached any fiduciary duty owed to the Company or its shareholders, that it is not in the best interests of the Company or its shareholders to continue legal action against the directors on any of the claims asserted in the derivative complaint and that the Company seek to dismiss the derivative action. The Directors have vigorously denied the claims asserted in the complaint, and have moved to have the complaint dismissed. That motion to dismiss is now pending.

          In June 2003, the Company and certain members of its Board of Directors filed a Complaint in the United States District Court, District of New Jersey, against Warren G. Lichtenstein, Steel Partners II, L.P., and its General Partner, Steel Partners, L.L.C. Jack Howard, Ronald Hayes, Travis Bradford and Howard Lorber were named as additional defendants. The Complaint alleges that (i) Steel Partners II, L.P., Steel Partners L.L.C., and others acting in concert with them had failed to comply with their disclosure obligations under the federal securities law, and thereby violated Section 13D of the Securities Exchange Act of 1934, as amended,
     (ii) seeking a declaration that the defendants have beneficial ownership in excess of twelve percent of the Company's common stock and, accordingly, are an "acquiring person" as defined in the Company's shareholder rights agreement, (iii) seeking a further declaration that defendants are an "interested stockholder" for purposes of the New Jersey Shareholders Protection Act, and, accordingly, are subject to specified prohibitions there under and (iv) seeking damages for defendants alleged tortious interference with the Company's prospective economic advantage. Serveral of the named defendants have moved to dismiss the complaint, which action is now pending. The plaintiffs will vigorously pursue their rights in this litigation.


   2.  INDEPENDENT AUDITORS

         Demetrius & Company, L.L.C., has been selected and is recommended to stockholders for ratification as auditors for the year ending December 31, 2003. A representative of Demetrius & Company, L.L.C. is expected to attend the Meeting with the opportunity to make a statement and respond to appropriate questions from stockholders present at the Meeting.

          The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Demetrius & Company, L.L.C.


            FEES BILLED FOR SERVICES RENDERED BY INDEPENDENT AUDITORS

          The fees billed for services provided to the Company by Demetrius & Company, L.L.C., for the year 2002 were as follows:

             Audit fees. . . . . . . . . . . . . . . .  $ 74,816
             Financial information systems design and
               implementational fees . . . . . . . . .        --
             All other fees, primarily related to
               income taxes. . . . . . . . . . . . . .    17,575

          The Audit Committee has determined that the provision of the services covered under the caption All Other Fees Services above is compatible with maintaining Demetrius & Company, L.L.C.'s independence.

     FINANCIAL STATEMENTS

          For financial statements of the Company and its subsidiaries, stockholders are requested to refer to the Company's Annual Report for 2002 sent to stockholders in April 2003.


     MISCELLANEOUS

          Financial and other reports will be presented at the Meeting, and minutes of the previous meeting of stockholders will be made available for inspection by stockholders present at the Meeting, but it is not intended that any action will be taken in respect thereof.

          At the time of filing this proxy statement with the SEC, the Board was not aware that any matters not referred to herein would be presented for action at the Meeting. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the Meeting.

          Proposals by stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company no later than July 6, 2004, in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board in connection with that meeting.


                                                 /S/ Justin P. Walder
                                                 -------------------------------
                                                     Justin P. Walder
                                                     Secretary

   Date:  November 3, 2003

          Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Meeting, the Company will provide without charge a copy of its Annual Report on Form 10-K as filed with the SEC for the year 2002.

REVOCABLE PROXY
RONSON CORPORATION
Corporate Park III, Campus Dr., P.O. Box 6707
Somerset, New Jersey 08875

[X]PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS DECEMBER 3, 2003

The undersigned, revoking all previous proxies, hereby appoints LOUIS V. ARONSON II, JUSTIN P. WALDER and ERWIN M. GANZ, and each of them, proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. (Eastern Standard Time) on December 3, 2003, at the Holiday Inn Somerset, 195 Davidson Avenue, Somerset, New Jersey, and at any adjournment thereof, as indicated below on those matters described in the proxy statement and in accordance with their discretion on such other matters as may properly come before the meeting.

The Board of Directors RECOMMENDS a vote "FOR" Items #1 and 2.

                                           With-    For All
                                  For      hold     Except
                                  [ ]      [ ]       [ ]
1. ELECTION OF DIRECTORS
Nominees:
Class I (terms expire at 2006 Annual Meeting of Stockholders):
Gerard J. Quinnan Saul H. Weisman

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "Except" and write that nominee's name in the space provided below.

                                  For      Against  Abstain
                                  [ ]       [ ]       [ ]

2. To ratify the appointment of DEMETRIUS & COMPANY, L.L.C., as independent auditors for the year 2003.

This proxy is solicited on behalf of Ronson Corporation's Board of Directors.

Please be sure to sign in the box below and date this Proxy.


                         -----------------------------
                           Stockholder(s) sign above

                 Before signing, see statement on reverse side.

   Detach above card, sign, date and mail in postage-paid envelope provided.

RONSON CORPORATION

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, PROXY WILL BE VOTED (1) FOR THE ELECTION OF BOTH OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY and (2) FOR RATIFICATION OF THE APPOINTMENT OF DEMETRIUS & COMPANY, L.L.C., AS INDEPENDENT AUDITORS FOR THE YEAR 2003. Please sign your name (or names) exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or partner.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER(S). IF NO DIRECTION IS MADE, PROXY WILL BE VOTED (1) FOR THE ELECTION OF BOTH OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY and (2) FOR RATIFICATION OF THE APPOINTMENT OF DEMETRIUS & COMPANY, L.L.C., AS INDEPENDENT AUDITORS FOR THE YEAR 2003.